UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. 1)

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Imperva, Inc.

(Name of Registrant as Specified In Its Charter)

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This proxy statement supplement, dated May 30, 2013 (this “Supplement”), supplements the proxy statement dated April 22, 2013 (the “Proxy Statement”) previously made available to our stockholders in connection with the solicitation by the board of directors (the “Board”) of proxies to be voted at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Imperva, Inc., a Delaware corporation (the “Company”), to be held at 3400 Bridge Parkway, Suite 200, Redwood Shores, California, on June 5, 2013 at 10:00 a.m. Pacific Time.

The purpose of this supplement is to provide updated information relating to the Board. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current.

COMPOSITION OF THE BOARD OF DIRECTORS

Charles Giancarlo was appointed to the Board on May 28, 2013 as a Class I director, and the Company’s Board now consists of nine directors. The terms of Class I directors will expire at the 2015 annual meeting.

Mr. Giancarlo, 55, has been a managing director of Silver Lake Partners since 2008, a private investment firm that focuses on the technology, technology-enabled and related growth industries. Prior to joining Silver Lake in 2008, he was employed by Cisco Systems, Inc., a provider of communications and networking products and services, which he joined in 1993 and where he was Executive Vice President and Chief Development Officer from 2004 to 2007. Mr. Giancarlo is also on the boards of directors of Accenture plc, a management consulting business, Avaya, Inc., a provider of business collaboration and communications solutions, and various private companies. He served on the board of directors of Netflix, Inc., an online movie rental subscription service, from April 2007 until May 2012, and Skype, a provider of internet communications software, from 2009 to 2011. Mr. Giancarlo holds a bachelor’s degree in electrical engineering from Brown University, a master’s degree in electrical engineering from the University of California at Berkeley and an M.B.A. from Harvard University.

The Board believes that Mr. Giancarlo brings extensive industry and professional experience to the Board, including his specific professional experience while at Cisco Systems, Inc.

The Board has determined that Mr. Giancarlo is independent as determined under the rules of The New York Stock Exchange and the applicable SEC rules.